Exhibit 99.28(q)(ix)

Old Westbury Funds, Inc.

          I, Diane J. Drake, do hereby certify that I am the Secretary of Old Westbury Funds, Inc. (the “Corporation”), a Maryland Corporation organized on August 26, 1993, and do further certify that the Board of Directors of the Corporation adopted the following resolution at a meeting held on July 24-25, 2012 with respect to the authorization for an Officer of the Corporation to sign post-effective amendments by Power of Attorney and is still in effect:

Authorization for Officer to Sign Post-Effective Amendments
by Power of Attorney

RESOLVED, that Steven L. Williamson be, and hereby is, authorized to sign for the Corporation’s Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer, in his name and in such capacity, the Corporation’s Registration Statement and any and all amendments thereto filed with the Securities and Exchange Commission, pursuant to a power of attorney executed by such Officers.

          IN WITNESS WHEREOF, I hereunto set my hand this 14th day of August, 2012.

Signature:	/s/ Diane J. Drake

Name: Diane J. Drake

Title: Secretary